UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 27, 2005
Goody’s Family Clothing, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Tennessee
(State or Other Jurisdiction of Incorporation)

0-19526 (Commission File Number)	62-0793974 (I.R.S. Employer Identification Number)
400 Goody’s Lane, Knoxville, Tennessee 37922
(Address of Principal Executive Offices) (Zip Code)
(865) 966-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant
     On December 27, 2005, GF Acquisition Corp. (“Acquisition Corp.”) accepted and paid for approximately 89.3% of the outstanding shares of the common stock of Goody’s Family Clothing, Inc., which were tendered pursuant to the Offer to Purchase the outstanding shares of common stock of the Company, dated November 10, 2005, as amended and supplemented, at a price of $9.60 per share, net cash to seller. The tender offer (the “Offer”) had been commenced in connection with the Acquisition Agreement and Agreement and Plan of Merger by and among the Company, GF Goods Inc., now known as Goody’s Holdings, Inc. (“Parent”) and Acquisition Corp., dated as of October 27, 2005 (the “Merger Agreement”). Parent and Acquisition Corp. are affiliates of GMM Capital LLC (“GMM”) and Prentice Capital Management, LP (“Prentice”). Together with shares contributed to it by its affiliate following the expiration of the Offer, Acquisition Corp. now holds 32,442,848 shares of the Company’s common stock or approximately 95.4% of the total shares outstanding. On December 27, 2005, the Company issued a press release (the “Press Release”) relating to, among other things, Acquisition Corp.’s acceptance of approximately 89.3% of the shares of the Company’s common stock. The Press Release, attached as Exhibit 99.1 hereto, is hereby incorporated herein by this reference.
     The source of funds used by Acquisition Corp. for the acquisition of shares in the Offer is debt and equity financing obtained from GMM and Prentice (through investment funds and accounts managed by it).
     The Merger Agreement provides that upon purchase of and payment for any shares of common stock of the Company by Parent, Acquisition Corp., or any of their affiliates pursuant to the Offer, Parent is entitled to designate a number of directors, rounded up to the next whole number of directors, as will give Parent, Acquisition Corp. or any of their affiliates representation on the Board of Directors of the Company (the “Board”) equal to the product of (i) the total number of directors on the Board multiplied by (ii) the percentage that the aggregate number of shares of common stock of the Company beneficially owned by Parent, Acquisition Corp. or any of their affiliates bears to the total number of shares of common stock of the Company then issued and outstanding. The Company agreed, upon request of Parent, to use its best efforts to promptly either increase the size of the Board or, if necessary, secure the resignations of such number of incumbent directors, or both, as is necessary to enable Parent’s designees to be so elected or appointed at that time, provided that Acquisition Corp. will not request the resignations of three incumbent independent directors. At such time, the Company also agreed, upon the request of Parent, to cause (i) each committee of the Board, (ii) each board of directors (or similar body) of each subsidiary, (iii) each committee (or similar body) of each board of each subsidiary in each case only to the extent permitted by the rules of the NASDAQ to include persons designated by Parent constituting the same percentage of each such committee or board of directors as the percentage on the Board.
     Following the time that Parent’s designees constitute a majority of the Board, (i) any amendment of the Merger Agreement, (ii) any termination of the Merger Agreement by the Company, (iii) any extension of time for performance of any of the obligations of Parent or Acquisition Corp., or (iv) any waiver of any condition or any of the Company’s rights or other action by the Company that adversely affects the holders of shares of common stock of the Company may be effected only by the action of a majority of the directors considered independent directors within the meaning of the NASDAQ rules and regulations, including, for these purposes, the vote of a majority of the directors continuing on the Board who were directors of the Company prior to the consummation of the transaction, which action shall be deemed to constitute the action of the Board. However, if there shall be no such directors who were present prior to the consummation of the transaction, such actions may be effected by majority vote of the entire Board.
     In accordance with the provisions of the Merger Agreement described above, upon the request of Parent, as of December 27, 2005, the Board has increased the number of directors of the Company from five (5) to seven (7) and the Company obtained the resignations of Robert M. Goodfriend and Cheryl L. Turnbull as of such date. In addition, Acquisition Corp. has designated four individuals to serve on the

Board to fill the vacancies created by the resignation of the two Company directors and the increased number of directors as of December 27, 2005. As a result, the designees of Acquisition Corp. hold four of the seven total positions on the Board of Directors of the Company. This change in a majority of the constituency of the board was previously disclosed in the Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, which was part of the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, filed with the Securities and Exchange Commission on November 10, 2005. Parent has not yet advised the Company as to whether it intends to add the newly appointed directors to committees of the Board. The disclosures set forth in Item 5.02 below are incorporated herein by reference.
     The Merger Agreement also provides that following the consummation of the Offer, Acquisition Corp. will be merged with and into the Company (the “Merger”). Acquisition Corp. has advised the Company that since it owns more than 90% of the issued and outstanding shares of the common stock of the Company, including shares purchased in the Offer and shares owned prior to the Offer, it expects to acquire the remaining shares of common stock of the Company in a short form merger under Tennessee law on or about January 27, 2005, which will not require approval of Goody’s shareholders. In the Merger, shareholders who did not tender their shares of common stock of the Company in the Offer will receive $9.60 in cash per share, on the same basis as the Offer.
     The foregoing description of the arrangements set forth in the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.2 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 27, 2005, in connection with the payment for the Offer described above in Item 5.01, Robert M. Goodfriend resigned as Chairman of the Board and Chief Executive Officer of the Company. In addition, on such date, Cheryl L. Turnbull resigned from her position as a director of the Company.
     In accordance with the Merger Agreement, at the direction of Parent, the Board increased the number of directors of the Company from five (5) to seven (7) as of December 27, 2005 and elected Isaac Dabah, Michael Zimmerman, Itzhak Weinstock and Gina Milanese as directors of the Company to fill the vacancies resulting from the retirements described above and the two newly created Board positions. Parent has not yet advised the Company as to whether it intends to add the newly appointed directors to committees of the Board. The arrangements pursuant to which such directors were elected to the Board are described in Item 5.01 above and are incorporated herein by reference.
     In addition, as of December 27, 2005, Isaac Dabah was appointed Chairman of the Board and Acting Chief Executive Officer of the Company. Mr. Dabah, who is 48, has served as the Director and Chief Executive Officer of GMM Capital LLC since January 2005. Prior to that, he was the Chief Executive Officer of Gloria Vanderbilt Apparel Corporation, a wholesaler of designer women’s sportswear, from 1993 to 2004.
     Mr. Zimmerman is the managing member of Prentice Management GP, LLC, the general partner of Prentice, which is an affiliate of Parent and Acquisition Corp. GMM Capital LLC is an affiliate of Parent and Acquisition Corp.

Item 8.01.	Other Events.
     On December 27, 2005, the Company issued a press release regarding the consummation of the Offer and changes to the Board. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits:

2.2
Acquisition Agreement and Agreement and Plan of Merger, among the Company, GF Acquisition Corp., and GF Goods Inc., dated October 27, 2005, incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed October 28, 2005.

99.1	Press Release dated December 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goody’s Family Clothing, Inc.
Date: December 29, 2005	By:	/s/ Edward R. Carlin
Edward R. Carlin
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.2
Acquisition Agreement and Agreement and Plan of Merger, among the Company, GF Acquisition Corp., and GF Goods, Inc., dated October 27, 2005, incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed October 28, 2005.

99.1	Press Release dated December 27, 2005